                                                                    EXHIBIT 23.2







                          Independent Auditors' Consent

The Board of Directors
Fotoball USA, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-04549 and No. 333-59669) on Form S-8 of Fotoball USA, Inc. of our report dated February 5, 2003, with respect to the balance sheet of Fotoball USA, Inc. as of December 31, 2002, and the related statements of operations, stockholders' equity, and cash flows for the year then ended and the related financial statement schedule, which report appears in the December 31, 2002, annual report on Form 10-K of Fotoball USA, Inc.

/s/ KPMG LLP
------------
KPMG LLP



San Diego, California
March 26, 2003